Sabre reports third quarter 2023 results that exceed prior guidance; raises FY23 financial outlook

Business highlights:
•Financial results exceeded Q3 guidance
•Reported first quarterly operating income since Q4'19 on significant margin improvement as Q3 revenue increased 12% year-over-year while operating costs declined 4% over the same period
•Reported cash from operations of $59 million in Q3; the first Q3 with positive operating cash flow since 2019; generated $39 million of free cash flow in Q3
•Expanded and renewed agreements with a number of large customer partners including Virgin Australia, Air France-KLM, and LATAM
•Hospitality Solutions revenue increased 16% year-over-year in the third quarter on a 7% CRS transactions increase; Hyatt implementation well underway
•Expect to deliver $200M of annualized savings from previously announced cost reductions
•Technology transformation on track for savings and operating targets
•Refinanced the vast majority of the company's nearest-term 2025 debt maturities
•Ended the quarter with cash balance of $623 million

Third quarter 2023 summary:
•Third quarter revenue of $740 million, up 12% from the third quarter 2022
•Net loss attributable to common stockholders of $212 million and diluted net loss per share attributable to common stockholders of $0.61
•Adjusted EBITDA(1) of $110 million
•Adjusted EPS(1) of ($0.06)

SOUTHLAKE, Texas – November 2, 2023 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2023.

"We believe the third quarter was an important turning point for Sabre. We delivered financial results that exceeded expectations including double-digit revenue growth, significant margin expansion and cost actions that resulted in strong free cash flow generation in the quarter. We also announced agreements with new and existing customers and key technology partners that enable us to continue delivering next-generation retailing solutions, including NDC, and to provide a richer traveler experience by enabling more personalized offers and broader access to content," said Kurt Ekert, President and CEO of Sabre.

"I am extremely proud of this team for delivering such solid results this quarter. Moreover, we remain confident that Sabre is well-positioned to deliver on our strategic and financial priorities and to power the travel retailing marketplace."

Q3 2023 Financial Summary

Consolidated third quarter revenue totaled $740 million, compared to $663 million in the third quarter of 2022. Revenue growth was driven by an increase in global air, hotel and other travel bookings and favorable rate impacts in the Company's Travel Solutions business as international and corporate bookings continued to improve.

Operating income totaled $52 million versus an operating loss of $57 million in the third quarter of 2022. The improvement in operating results was driven by the items impacting revenue described above, lower labor and professional services costs driven by our cost reduction plan, lower depreciation and amortization, a decrease in technology expenses due to cost savings related to our mainframe offloads and data migrations, and a decrease in expenses due to a litigation reserve recorded in the prior period. These positive impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs.

Net loss attributable to common stockholders totaled $212 million, versus net loss of $141 million in the third quarter of 2022. Diluted net loss per share attributable to common stockholders totaled $0.61, versus diluted net loss per share attributable to common stockholders of $0.43 in the third quarter of 2022. The increase in the net loss attributable to common stockholders in the third quarter of 2023 was driven primarily by the items impacting operating loss described above, a loss on the extinguishment of debt of $121 million as a result of financing activity that occurred during the quarter, higher interest expenses, and a change in the fair value adjustment on our investment in GBT from a loss in the prior year of $5 million to a loss of $14 million in the current year.

Adjusted EBITDA was $110 million, versus Adjusted EBITDA of $34 million in the third quarter of 2022. The improvement in Adjusted EBITDA was driven by revenue growth due to increases in global air, hotel and other travel bookings and favorable rate impacts in our Travel Solutions business as international and corporate bookings improved, a decrease in labor and professional services expenses driven by our cost reduction plan, and lower technology expenses due to cost savings related to our mainframe offloads and data migrations. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs.

Adjusted Operating Income was $84 million, versus Adjusted Operating Income of $1 million in the third quarter of 2022. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and by lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.06), versus ($0.25) in the third quarter of 2022.

With regards to Sabre's third quarter 2023 cash flows (versus prior year):
•Cash provided by operating activities totaled $59 million (vs. $102 million used in)
•Cash used in investing activities totaled $19 million (vs. $86 million)
•Cash used in financing activities totaled $143 million (vs. $21 million)
•Capitalized expenditures totaled $20 million (vs. $20 million)

Free Cash Flow was $39 million, inclusive of approximately $19 million of restructuring costs, versus Free Cash Flow of negative $123 million in the third quarter of 2022.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change (B/W)	2023	2022	% Change (B/W)
Total Company:
Revenue	$740,461	$663,394	12	$2,220,685	$1,905,836	17
Operating Income (Loss)	$52,201	$(56,535)	192	$9,805	$(206,260)	105
Net loss attributable to common stockholders	$(211,848)	$(140,722)	(51)	$(445,406)	$(291,396)	(53)
Diluted net loss per share attributable to common stockholders (EPS)	$(0.61)	$(0.43)	(42)	$(1.33)	$(0.89)	(49)
Net Loss Margin	(28.6)%	(21.2)%		(20.1)%	(15.3)%
Adjusted EBITDA(1)	$110,168	$34,251	222	$241,279	$63,867	278
Adjusted EBITDA Margin(1)	14.9%	5.2%		10.9%	3.4%
Adjusted Operating Income (Loss)(1)	$83,681	$716	NM	$157,451	$(37,751)	517
Adjusted Net Loss(1)	$(20,110)	$(80,420)	75	$(135,352)	$(254,419)	47
Adjusted EPS(1)	$(0.06)	$(0.25)	76	$(0.40)	$(0.78)	49
Cash provided by (used in) operating activities	$59,407	$(102,458)	158	$(39,781)	$(314,770)	87
Cash (used in) provided by investing activities	$(19,086)	$(85,647)	78	$(80,631)	$186,251	(143)
Cash used in financing activities	$(142,878)	$(21,238)	(573)	$(72,518)	$(61,646)	(18)
Capitalized expenditures	$(20,420)	$(20,090)	(2)	$(68,610)	$(53,474)	(28)
Free Cash Flow(1)	$38,987	$(122,548)	132	$(108,391)	$(368,244)	71
Net Debt (total debt, less cash and cash equivalents)	$4,353,836	$4,043,689

Travel Solutions:
Revenue	$671,929	$603,647	11	$2,020,131	$1,736,794	16
Operating Income	$141,577	$69,112	105	$347,166	$172,286	102
Adjusted Operating Income(1)	$142,089	$69,311	105	$348,560	$172,501	102
Distribution Revenue	$524,801	$430,826	22	$1,581,092	$1,205,252	31
Total Bookings	89,460	80,101	12	276,532	225,808	22
Air Bookings	76,055	68,761	11	237,347	196,078	21
Lodging, Ground and Sea Bookings	13,405	11,340	18	39,185	29,730	32
IT Solutions Revenue	$147,128	$172,821	(15)	$439,039	$531,542	(17)
Passengers Boarded	178,036	179,907	(1)	517,500	469,274	10

Hospitality Solutions:
Revenue	$78,581	$67,497	16	$229,064	$189,704	21
Operating Income (Loss)	$107	$(11,312)	101	$(10,424)	$(38,469)	73
Adjusted Operating Income (Loss)(1)	$107	$(11,312)	101	$(10,424)	$(38,469)	73
Central Reservation System Transactions	33,790	31,640	7	93,452	84,200	11

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.

Travel Solutions

Third quarter 2023 results (versus prior year):
•Travel Solutions revenue increased 11% to $672 million driven by an increase in global air and other travel bookings, and favorable rate impacts as international and corporate bookings have improved.
•Distribution revenue increased by $94 million, or 22%, to $525 million due to the continued recovery in bookings and an increase in average booking fee due to a favorable shift in bookings mix.
◦Global bookings, net of cancellations, totaled 89 million, an increase of 12% from third quarter 2022 levels.
◦Average booking fee totaled $5.87, a 9% improvement versus $5.38 in the third quarter of 2022.
•IT Solutions revenue declined by $26 million, or 15%, to $147 million. This change was driven by a decrease in passengers boarded of 1%, and lower revenue from de-migrations due primarily to the impact from changes in Russian law.
•Operating income totaled $142 million, versus operating income of $69 million in the third quarter of 2022. The improvement in operating results was driven by increased revenue, lower technology expenses and lower depreciation, partially offset by increased incentive expenses.

Hospitality Solutions

Third quarter 2023 results (versus prior year):
•Hospitality Solutions revenue increased by $11 million, or 16%, to $79 million. The higher revenue was driven by an increase in central reservation system transactions from stronger global travel volumes, new customer deployments, and a higher rate per transaction.
•Central reservation system transactions increased 7% to 34 million.
•Operating income was positive, versus an operating loss of $11 million in the third quarter of 2022. The improvement in operating results was primarily driven by increased revenue, lower labor and professional services expenses, and lower depreciation and amortization, partially offset by increased transaction-related costs due to volume recovery trends.
•Adjusted EBITDA in the third quarter was $6 million, and year-to-date was $8 million.

Business and Financial Outlook

With respect to the 2023 financial outlook below:

•Full-year Adjusted EBITDA guidance consists of (1) full-year expected net loss attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $525 million; preferred stock dividends of approximately $14 million; restructuring costs of $63 million; acquisition-related amortization of approximately $40 million; stock-based compensation expense of approximately $56 million; loss on debt extinguishment of $109 million; other costs including the tax impact of the above adjustments of $59 million, less (2) the impact of depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $110 million; interest expense, net of approximately $449 million; and income tax benefit less tax impact of net income adjustments of approximately $30 million.

•Full-year 2023 Free Cash Flow guidance consists of the expected full year 2023 cash from operating activities of $31 million, including $63 million for cash restructuring, less additions to property and equipment of approximately $81 million.

Full-Year 2023 Financial Outlook

Sabre's full-year 2023 outlook is summarized as follows:

FY 2023 Outlook
Revenue	$2.9B to $3.0B
Adjusted EBITDA	~$345M Prior: ~$340M
Free Cash Flow	Positive Excl. restructuring

Conference Call

Sabre will conduct its third quarter 2023 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, and on its Twitter account, @Sabre_Corp. The company intends to use the Investor Relations section of its website and its Twitter account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website and its Twitter account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website or its Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business and Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “guidance,” "target," “on track,” “outlook,” "expect," "believe," "confident," "well-positioned," "momentum," "trajectory," "opportunity," "will," "milestone," "inflection point," "prospective," “focus,” "strategic," “commitment,” "upside," "optimistic," "long term," "position,” “goal,” “objective,” “pipeline,” "path," “plan,” "progress," "likely," “future,” “trend,” “anticipate,” “will,” "forecast," "continue," "estimate," "project," "possible," “may,” "could," “should,” “would,” “intend," “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the impact and extent of the recovery from the effects of the global COVID-19 pandemic on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the effect and amount of cost savings initiatives and reductions, the timing, implementation and effects of the technology investment and other strategic plans and initiatives, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, failure to adapt to technological advancements, competition in the travel distribution and solutions industries, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, recessionary or inflationary economic conditions, risks related to the current military conflict in Ukraine, risks arising from global operations, reliance on the value of our brands, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, including sanctions, use of third-party distributor partners, risks related to our significant amount of indebtedness, the effects of the implementation of new accounting standards and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2023, our Annual Report on Form 10-K filed with the SEC on February 17, 2023 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

___________________

(1)     Adjusted EPS and Adjusted EBITDA are non-GAAP measures. See the appendix to this release for a discussion of non-GAAP financial measures, including reconciliations to the most closely correlated GAAP measure.

Contacts:

Media	Investors
Kristin Hays	Brian Roberts
kristin.hays@sabre.com	brian.roberts@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$740,461	$663,394	$2,220,685	$1,905,836
Cost of revenue, excluding technology costs	294,120	274,330	917,532	771,609
Technology costs	243,404	273,240	799,121	824,142
Selling, general and administrative	150,736	172,359	494,227	516,345
Operating income (loss)	52,201	(56,535)	9,805	(206,260)
Other expense:
Interest expense, net	(119,372)	(77,120)	(325,290)	(205,062)
Loss on extinguishment of debt, net	(121,120)	—	(108,577)	(3,533)
Equity method income	512	199	1,394	215
Other, net	(11,548)	(7,687)	8,084	139,617
Total other expense, net	(251,528)	(84,608)	(424,389)	(68,763)
Loss from continuing operations before income taxes	(199,327)	(141,143)	(414,584)	(275,023)
Provision (benefit) for income taxes	8,462	(6,989)	16,570	(2,195)
Loss from continuing operations	(207,789)	(134,154)	(431,154)	(272,828)
Loss from discontinued operations, net of tax	(116)	(446)	(517)	(596)
Net loss	(207,905)	(134,600)	(431,671)	(273,424)
Net income (loss) attributable to noncontrolling interests	379	776	(522)	1,933
Net loss attributable to Sabre Corporation	(208,284)	(135,376)	(431,149)	(275,357)
Preferred stock dividends	3,564	5,346	14,257	16,039
Net loss attributable to common stockholders	$(211,848)	$(140,722)	$(445,406)	$(291,396)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.61)	$(0.43)	$(1.33)	$(0.89)
Net loss per common share	$(0.61)	$(0.43)	$(1.33)	$(0.89)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.61)	$(0.43)	$(1.33)	$(0.89)
Net loss per common share	$(0.61)	$(0.43)	$(1.33)	$(0.89)
Weighted-average common shares outstanding:
Basic	345,128	328,228	335,460	326,170
Diluted	345,128	328,228	335,460	326,170

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$601,604	$794,888
Restricted cash	21,036	21,035
Accounts receivable, net of allowance for credit losses of $39,521 and $38,815	392,939	353,587
Prepaid expenses and other current assets	180,253	191,979
Total current assets	1,195,832	1,361,489
Property and equipment, net of accumulated depreciation of $1,916,392 and $1,939,215	233,741	229,419
Equity method investments	21,944	22,401
Goodwill	2,552,000	2,542,087
Acquired customer relationships, net of accumulated amortization of $821,350 and $803,026	220,113	238,756
Other intangible assets, net of accumulated amortization of $783,329 and $771,611	165,552	171,498
Deferred income taxes	30,703	38,892
Other assets, net	321,816	358,333
Total assets	$4,741,701	$4,962,875

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$215,107	$171,068
Accrued compensation and related benefits	121,071	122,022
Accrued subscriber incentives	257,637	218,761
Deferred revenues	91,016	66,503
Other accrued liabilities	218,886	213,737
Current portion of debt	4,040	23,480
Total current liabilities	907,757	815,571
Deferred income taxes	29,257	38,629
Other noncurrent liabilities	255,735	264,411
Long-term debt	4,816,886	4,717,091
Redeemable noncontrolling interests	14,722	—
Stockholders’ deficit
Preferred stock, $0.01 par value, 225,000 authorized, — and 3,290 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; aggregate liquidation value of — and $329,000 as of September 30, 2023 and December 31, 2022, respectively	—	33
Common Stock: $0.01 par value; 1,000,000 authorized shares; 405,781 and 353,436 shares issued, 379,458 and 328,542 shares outstanding at September 30, 2023 and December 31, 2022, respectively	4,058	3,534
Additional paid-in capital	3,237,529	3,198,580
Treasury Stock, at cost, 26,323 and 24,895 shares at September 30, 2023 and December 31, 2022, respectively	(520,041)	(514,215)
Accumulated deficit	(3,951,934)	(3,506,528)
Accumulated other comprehensive loss	(64,487)	(65,731)
Noncontrolling interest	12,219	11,500
Total stockholders’ deficit	(1,282,656)	(872,827)
Total liabilities and stockholders’ deficit	$4,741,701	$4,962,875

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net loss	$(431,671)	$(273,424)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	113,871	142,693
Loss on extinguishment of debt, net	108,577	3,533
Stock-based compensation expense	38,837	70,081
Paid-in-kind interest	26,386	—
Amortization of upfront incentive consideration	26,300	34,277
Amortization of debt discount and issuance costs	16,531	11,236
Loss on investment fair value adjustment	10,000	34,720
Provision for expected credit losses	7,421	550
Other	(4,714)	247
Deferred income taxes	(2,402)	(18,869)
Dividends received from equity method investments	1,514	533
Loss from discontinued operations	517	596
Gain on sale of assets and investments	—	(180,081)
Impairment and related charges	—	5,146
Debt modification costs	—	4,905
Gain on loan converted to equity	—	(3,568)
Changes in operating assets and liabilities:
Accounts and other receivables	(64,072)	(173,023)
Prepaid expenses and other current assets	20,480	(25,010)
Capitalized implementation costs	(6,576)	(10,043)
Upfront incentive consideration	(13,313)	(10,766)
Other assets	(1,902)	34,846
Accrued compensation and related benefits	(12,950)	(19,993)
Accounts payable and other accrued liabilities	93,728	60,545
Deferred revenue including upfront solution fees	33,657	(3,901)
Cash used in operating activities	(39,781)	(314,770)
Investing Activities
Additions to property and equipment	(68,610)	(53,474)
Acquisitions, net of cash acquired	(12,021)	(72,543)
Net proceeds from dispositions	—	392,268
Purchase of investment in equity securities	—	(80,000)
Cash (used in) provided by investing activities	(80,631)	186,251
Financing Activities
Payments on borrowings from lenders	(1,572,719)	(1,280,333)
Proceeds on borrowings from lenders	1,530,473	1,273,937
Proceeds from borrowings under AR Facility	208,600	—
Debt prepayment fees and issuance costs	(158,982)	(23,751)
Payments on borrowings under AR Facility	(78,600)	—
Dividends paid on preferred stock	(16,039)	(16,039)
Proceeds from sale of redeemable shares in subsidiary	16,000	—
Net payment on the settlement of equity-based awards	(5,451)	(15,857)
Other financing activities	4,200	397
Cash used in financing activities	(72,518)	(61,646)
Cash Flows from Discontinued Operations
Cash used in operating activities	(148)	(3,231)
Cash used in discontinued operations	(148)	(3,231)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(205)	(2,197)
Decrease in cash, cash equivalents and restricted cash	(193,283)	(195,593)
Cash, cash equivalents and restricted cash at beginning of period	815,923	999,391
Cash, cash equivalents and restricted cash at end of period	$622,640	$803,798
Non-cash additions to property and equipment	$—	$—

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Income (Loss) as operating loss adjusted for equity method income, impairment and related charges, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for (income) loss from discontinued operations, net of tax, net (loss) income attributable to noncontrolling interests, preferred stock dividends, impairment and related charges, acquisition-related amortization, restructuring and other costs, (gain) loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, (gain) loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining provision for income taxes.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by adjusted diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;
•Adjusted Operating Loss, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•other companies, including companies in our industry, may calculate Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)
Reconciliation of Net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating Income (Loss) to Adjusted Operating Income (Loss), and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss attributable to common stockholders	$(211,848)	$(140,722)	$(445,406)	$(291,396)
Loss from discontinued operations, net of tax	116	446	517	596
Net income (loss) attributable to non-controlling interests(1)	379	776	(522)	1,933
Preferred stock dividends	3,564	5,346	14,257	16,039
Loss from continuing operations	(207,789)	(134,154)	(431,154)	(272,828)
Adjustments:
Impairment and related charges(2)	—	5,146	—	5,146
Acquisition-related amortization(3a)	10,176	9,824	30,043	41,075
Restructuring and other costs(5)	3,909	9,944	62,962	14,279
Loss on extinguishment of debt, net	121,120	—	108,577	3,533
Other, net(4)	11,548	7,687	(8,084)	(139,617)
Acquisition-related costs(6)	270	424	1,658	6,333
Litigation costs, net(7)	3,519	15,365	12,752	31,380
Stock-based compensation	13,094	16,349	38,837	70,081
Tax impact of adjustments(8)	24,043	(11,005)	49,057	(13,801)
Adjusted Net Loss from continuing operations	$(20,110)	$(80,420)	$(135,352)	$(254,419)
Adjusted Net Loss from continuing operations per share	$(0.06)	$(0.25)	$(0.40)	$(0.78)
Diluted weighted-average common shares outstanding	345,128	328,228	335,460	326,170

Operating income (loss)	$52,201	$(56,535)	$9,805	$(206,260)
Add back:
Equity method income	512	199	1,394	215
Impairment and related charges(2)	—	5,146	—	5,146
Acquisition-related amortization(3a)	10,176	9,824	30,043	41,075
Restructuring and other costs(5)	3,909	9,944	62,962	14,279
Acquisition-related costs(6)	270	424	1,658	6,333
Litigation costs, net(7)	3,519	15,365	12,752	31,380
Stock-based compensation	13,094	16,349	38,837	70,081
Adjusted Operating Income (Loss)	$83,681	$716	$157,451	$(37,751)

Loss from continuing operations	$(207,789)	$(134,154)	$(431,154)	$(272,828)
Adjustments:
Depreciation and amortization of property and equipment(3b)	21,999	22,722	65,376	74,289
Amortization of capitalized implementation costs(3c)	4,488	10,813	18,452	27,329
Acquisition-related amortization(3a)	10,176	9,824	30,043	41,075
Impairment and related charges(2)	—	5,146	—	5,146
Restructuring and other costs(5)	3,909	9,944	62,962	14,279
Interest expense, net	119,372	77,120	325,290	205,062
Other, net(4)	11,548	7,687	(8,084)	(139,617)
Loss on extinguishment of debt, net	121,120	—	108,577	3,533
Acquisition-related costs(6)	270	424	1,658	6,333
Litigation costs, net(7)	3,519	15,365	12,752	31,380
Stock-based compensation	13,094	16,349	38,837	70,081
Provision (benefit) for income taxes	8,462	(6,989)	16,570	(2,195)
Adjusted EBITDA	$110,168	$34,251	$241,279	$63,867

Net loss margin	(28.6)%	(21.2)%	(20.1)%	(15.3)%
Adjusted EBITDA margin	14.9%	5.2%	10.9%	3.4%

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash provided by (used in) operating activities	$59,407	$(102,458)	$(39,781)	$(314,770)
Cash used in investing activities	(19,086)	(85,647)	(80,631)	186,251
Cash used in financing activities	(142,878)	(21,238)	(72,518)	(61,646)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash used in operating activities	$59,407	$(102,458)	$(39,781)	$(314,770)
Additions to property and equipment	(20,420)	(20,090)	(68,610)	(53,474)
Free Cash Flow	$38,987	$(122,548)	$(108,391)	$(368,244)

Reconciliation of Adjusted Operating Income (Loss) to operating income (loss) in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended September 30, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$142,089	$107	$(58,515)	$83,681
Less:
Equity method income	512	—	—	512
Acquisition-related amortization(3a)	—	—	10,176	10,176
Restructuring and other costs(5)	—	—	3,909	3,909
Acquisition-related costs(6)	—	—	270	270
Litigation costs, net(7)	—	—	3,519	3,519
Stock-based compensation	—	—	13,094	13,094
Operating income (loss)	$141,577	$107	$(89,483)	$52,201

Adjusted EBITDA	$162,139	$6,363	$(58,334)	$110,168
Less:
Depreciation and amortization of property and equipment(3b)	16,978	4,840	181	21,999
Amortization of capitalized implementation costs(3c)	3,072	1,416	—	4,488
Acquisition-related amortization(3a)	—	—	10,176	10,176
Restructuring and other costs(5)	—	—	3,909	3,909
Acquisition-related costs(6)	—	—	270	270
Litigation costs, net(7)	—	—	3,519	3,519
Stock-based compensation	—	—	13,094	13,094
Equity method income	512	—	—	512
Operating income (loss)	$141,577	$107	$(89,483)	$52,201
Interest expense, net				(119,372)
Other, net(4)				(11,548)
Loss on extinguishment of debt				(121,120)
Equity method income				512
Provision for income taxes				(8,462)
Loss from continuing operations				$(207,789)

	Three Months Ended September 30, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$69,311	$(11,312)	$(57,283)	$716
Less:
Equity method income	199	—	—	199
Impairment and related charges(2)	—	—	5,146	5,146
Acquisition-related amortization(3a)	—	—	9,824	9,824
Restructuring and other costs(5)	—	—	9,944	9,944
Acquisition-related costs(6)	—	—	424	424
Litigation costs, net(7)	—	—	15,365	15,365
Stock-based compensation	—	—	16,349	16,349
Operating income (loss)	$69,112	$(11,312)	$(114,335)	$(56,535)

Adjusted EBITDA	$97,354	$(6,096)	$(57,007)	$34,251
Less:
Depreciation and amortization of property and equipment(3b)	18,521	3,925	276	22,722
Amortization of capitalized implementation costs(3c)	9,522	1,291	—	10,813
Acquisition-related amortization(3a)	—	—	9,824	9,824
Impairment and related charges(2)	—	—	5,146	5,146
Restructuring and other costs(5)	—	—	9,944	9,944
Acquisition-related costs(6)	—	—	424	424
Litigation costs, net(7)	—	—	15,365	15,365
Stock-based compensation	—	—	16,349	16,349
Equity method income	199	—	—	199
Operating income (loss)	$69,112	$(11,312)	$(114,335)	$(56,535)
Interest expense, net				(77,120)
Other, net(4)				(7,687)
Equity method income				199
Benefit for income taxes				6,989
Loss from continuing operations				$(134,154)

	Nine Months Ended September 30, 2023
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$348,560	$(10,424)	$(180,685)	$157,451
Less:
Equity method income	1,394	—	—	1,394
Acquisition-related amortization(3a)	—	—	30,043	30,043
Restructuring and other costs(5)	—	—	62,962	62,962
Acquisition-related costs(6)	—	—	1,658	1,658
Litigation costs, net(7)	—	—	12,752	12,752
Stock-based compensation	—	—	38,837	38,837
Operating income (loss)	$347,166	$(10,424)	$(326,937)	$9,805

Adjusted EBITDA	$413,489	$7,861	$(180,071)	$241,279
Less:
Depreciation and amortization of property and equipment(3b)	50,677	14,085	614	65,376
Amortization of capitalized implementation costs(3c)	14,252	4,200	—	18,452
Acquisition-related amortization(3a)	—	—	30,043	30,043
Restructuring and other costs(5)	—	—	62,962	62,962
Acquisition-related costs(6)	—	—	1,658	1,658
Litigation costs, net(7)	—	—	12,752	12,752
Stock-based compensation	—	—	38,837	38,837
Equity method income	1,394	—	—	1,394
Operating income (loss)	$347,166	$(10,424)	$(326,937)	$9,805
Interest expense, net				(325,290)
Other, net(4)				8,084
Loss on extinguishment of debt, net				(108,577)
Equity method income				1,394
Provision for income taxes				(16,570)
Loss from continuing operations				$(431,154)

	Nine Months Ended September 30, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$172,501	$(38,469)	$(171,783)	$(37,751)
Less:
Equity method income	215	—	—	215
Impairment and related charges(2)	—	—	5,146	5,146
Acquisition-related amortization(3a)	—	—	41,075	41,075
Restructuring and other costs(5)	—	—	14,279	14,279
Acquisition-related costs(6)	—	—	6,333	6,333
Litigation costs, net(7)	—	—	31,380	31,380
Stock-based compensation	—	—	70,081	70,081
Operating income (loss)	$172,286	$(38,469)	$(340,077)	$(206,260)

Adjusted EBITDA	$256,830	$(21,967)	$(170,996)	$63,867
Less:
Depreciation and amortization of property and equipment(3b)	60,735	12,767	787	74,289
Amortization of capitalized implementation costs(3c)	23,594	3,735	—	27,329
Acquisition-related amortization(3a)	—	—	41,075	41,075
Impairment and related charges(2)	—	—	5,146	5,146
Restructuring and other costs(5)	—	—	14,279	14,279
Acquisition-related costs(6)	—	—	6,333	6,333
Litigation costs, net(7)	—	—	31,380	31,380
Stock-based compensation	—	—	70,081	70,081
Equity method income	215	—	—	215
Operating income (loss)	$172,286	$(38,469)	$(340,077)	$(206,260)
Interest expense, net				(205,062)
Other, net(4)				139,617
Loss on extinguishment of debt				(3,533)
Equity method income				215
Benefit for income taxes				2,195
Loss from continuing operations				$(272,828)

Non-GAAP Footnotes

(1)Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, (iv) Sabre Bulgaria of 40%, and (v) FERMR Holdings Limited (the direct parent of Conferma) of 19%.

(2)Impairment and related charges in the prior year represents a $5 million impairment charge associated with the impact of regulatory changes in Russia on the future recoverability of certain assets.

(3)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(4)Other, net includes the impacts of fair value adjustments of our GBT investment and a $180 million gain on the sale of AirCentre during the nine months ended September 30, 2022. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)Restructuring and other costs in the current year primarily represents charges associated with our cost reduction plan implemented in the second quarter of 2023. During 2022, charges, and adjustments to those charges, were recorded associated with planning and implementing business restructuring activities, including costs associated with third party consultants advising on our business structure and strategy.

(6)Acquisition-related costs represent fees and expenses incurred associated with acquisition and disposition-related activities.

(7)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(8)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.